UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2020

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

675 Bering Drive, Suite 100, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2020, U.S. Energy Corp. (“U.S. Energy”, the “Company”, “we” or “us”), entered into and closed the transactions contemplated by an Exchange Agreement (the “Exchange Agreement”) with Mt. Emmons Mining Company (“Mt. Emmons”). At the time of the entry into the Exchange Agreement, Mt. Emmons owned all 50,000 shares of the Company’s outstanding Series A Convertible Preferred Stock (the “Series A Shares”), which, as of September 30, 2020, had an aggregate liquidation preference of $3,537,982.

Pursuant to the Exchange Agreement, Mt. Emmons returned the Series A Shares to the Company, which shares were subsequently cancelled, in exchange for $2 million in cash and 328,000 shares of the Company’s common stock (the “Common Shares”).

The Exchange Agreement contains customary representations and warranties. The Exchange Agreement also includes a contractual lock-up, pursuant to which Mt. Emmons agreed not to sell or transfer any of the Common Shares until April 1, 2021 without the prior written consent of the Company, except to an affiliate of Mt. Emmons which also must agree to be bound by the same lock-up terms.

As a result of the transactions disclosed above, the Company no longer has any Series A Convertible Preferred Stock issued or outstanding.

The foregoing summary description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02. Termination of Material Definitive Agreement.

In connection with the entry into the Exchange Agreement, Mt. Emmons agreed to terminate that certain Investor Rights Agreement by and between the Company and Mt. Emmons dated as of February 11, 2016.

Item 3.02. Unregistered Sales of Equity Securities.

As noted in Item 1.01 above, on December 31, 2020, the Company issued Mt. Emmons the Common Shares pursuant to the terms of the Exchange Agreement. The issuance of the Common Shares was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), because such Common Shares were exchanged by the Company with an existing security holder of the Company exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 8.01. Other Events.

On January 7, 2021, the Company issued a press release announcing the closing of the Exchange Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*#	Exchange Agreement by and between U.S. Energy Corp. and Mt. Emmons Mining Company dated as of December 31, 2020
99.1**	Press release dated January 7, 2021

*Filed herewith.

**Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	January 7, 2021

EXHIBIT INDEX

Exhibit No.	Description

10.1*#	Exchange Agreement by and between U.S. Energy Corp. and Mt. Emmons Mining Company dated as of December 31, 2020
99.1**	Press release dated January 7, 2021

*Filed herewith.

**Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.